                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.______)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, For Use of the
                                             Commission Only
[_]  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12


                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5) Total fee paid:________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________
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                               EXPLANATORY NOTE

   Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the material contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.


                      INFORMATION REGARDING PARTICIPANTS

   The following persons are participants in the solicitation of proxies (the "Solicitation") in support of electing the nominees of Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates: (i) Ranger; (ii) Ranger GP Governance, L.L.C., a Texas limited liability company and the general partner of Ranger; (iii) Sam Wyly, a limited partner of Ranger and Manager of Ranger GP Governance, L.L.C.; (iv) Charles Wyly, a limited partner of Ranger; and (iv) Ranger's nominees to Computer Associates' board of directors. Ranger's nominees are Robert E. Cook, Mark Cuban, Dixon Doll, Dr. Wendy L. Gramm, Stephen R. Perkins, Cece Smith, Elizabeth VanStory and Sam Wyly. Ranger, Ranger GP Governance, L.L.C., Sam Wyly and Charles Wyly have interests in the Solicitation from either direct or indirect beneficial ownership of the common stock of Computer Associates as set forth below.


     PARTICIPANT BENEFICIAL OWNERSHIP OF SECURITIES OF COMPUTER ASSOCIATES

                                       2
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                Name                    Amount and Nature of
                ----                    Beneficial Ownership
                                        --------------------

               ENTITIES

          Ranger Governance, Ltd.              1,479,025

          Ranger GP Governance, L.L.C.         1,479,025

               INDIVIDUALS

          Robert E. Cook                           0

          Mark Cuban                               0

          Dixon Doll                               0

          Wendy L. Gramm                           0

          Stephen R. Perkins                       0

          Cece Smith                               0

          Elizabeth Ann VanStory                   0

          Charles Wyly                           636,807

          Sam Wyly                             1,479,025


   Each Ranger nominee (other than Sam Wyly) has entered into a letter agreement with Ranger that provides that Ranger will pay the Ranger nominee any out-of-pocket expenses incurred by such nominee that arise from investigating or defending any claim brought against him or her with respect to actions taken in connection with the solicitation of proxies to which this proxy statement relates, other than claims resulting from the nominee's bad faith, willful misconduct or gross negligence. Each letter agreement also provides that if the nominee is elected to the board of directors of Computer Associates, Ranger will grant him or her an economic interest in 20,000 options to purchase Computer Associates' common stock presently held by Ranger (the "Options"). The Options expire on October 6, 2006 and have an exercise price of $25.071 per share. Ranger will pay each elected Ranger nominee the fair market value of 20,000 Options on the earlier of (i) the date the Options expire and (ii) the date Ranger has exercised or otherwise disposed of an aggregate of 140,000 Options after the date of such letter agreements.

   Ranger expects that each of its nominees, if elected, will receive compensation customarily paid by Computer Associates to its independent directors. Ranger anticipates that the proxy statement to be filed by Computer Associates in connection with the 2001 Annual Meeting will describe this compensation.


                             IMPORTANT INFORMATION

   Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com.

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